Exhibit 1
AGREEMENT
Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.
IN WITNESS WHEREOF, the undersigned have executed this Agreement.
Dated: October 1, 2008

CAMDEN PARTNERS STRATEGIC FUND II-A, L.P.

By: Camden Partners Strategic II, LLC, its general partner

/s/ Donald W. Hughes Name: Donald W. Hughes
Title: Managing Member

CAMDEN PARTNERS STRATEGIC FUND II-B, L.P.

By: Camden Partners Strategic II, LLC, its general partner

/s/ Donald W. Hughes Name: Donald W. Hughes
Title: Managing Member

CAMDEN PARTNERS STRATEGIC II, LLC

/s/ Donald W. Hughes Name: Donald W. Hughes
Title: Managing Member

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DAVID L. WARNOCK

/s/ Donald W. Hughes, as Attorney-in-Fact Name: David L. Warnock

DONALD W. HUGHES

/s/ Donald W. Hughes Name: Donald W. Hughes

RICHARD M. JOHNSTON

/s/ Donald W. Hughes, as Attorney-in-Fact Name: Richard M. Johnston

RICHARD M. BERKELEY

/s/ Donald W. Hughes, as Attorney-in-Fact Name: Richard M. Berkeley

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